SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 29, 2018

Pure Storage, Inc.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37570	27-1069557

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

650 Castro Street, Suite 400
Mountain View, California 94041
(Address of Principal Executive Offices)

(800) 379-7873
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

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☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)

On March 29, 2018, Aneel Bhusri, a Class III director, resigned from the Board of Directors (including the Compensation Committee) of Pure Storage, Inc. (the “Company”), effective immediately. Mr. Bhusri’s informed the Company that his decision to resign as a director was not due to any disagreements with the Company on any matter relating to the Company’s operations, policies or practices.

(d)

On March 29, 2018, the Board appointed Jeffrey J. Rothschild as a Class III director to fill the vacancy created by Mr. Bhusri’s resignation, effective immediately. Mr. Rothschild’s term as a member of the Board will expire at the meeting of stockholders to be held in 2018, at which time he will stand for re-election. In addition, Mr. Rothschild was appointed as a member of the Nominating & Corporate Governance Committee of the Board, effective immediately.

Mr. Rothschild was granted a restricted stock unit award for 30,075 shares of the Company’s Class A common stock. The award will vest as to 25% of the shares subject to the award on the first anniversary of the grant date, and the remaining 75% of the shares subject to the award in 12 substantially equal quarterly installments thereafter, subject to his continued service on the Board on the vesting dates. The award is subject to the terms and conditions of the Company’s 2015 Equity Incentive Plan and the related award agreement. Furthermore, Mr. Rothschild is also entitled to annual cash retainers of $37,000 per year for service on the Board and $4,000 for service on the Nominating & Corporate Governance Committee.

In connection with his appointment to the Board, Mr. Rothschild will execute the Company’s standard form of indemnity agreement for directors, which was filed as Exhibit 10.8 to the Company’s Annual Report on Form 10-K (File No. 001-37570) filed with the Securities and Exchange Commission on March 26, 2018.

There is no arrangement or understanding between Mr. Rothschild and any other person pursuant to which Mr. Rothschild was elected as a director of the Company. There are no family relationships between Mr. Rothschild and any director or executive officer of the Company, and, other than as described above, no transactions involving Mr. Rothschild that would require disclosure under Item 404(a) of Regulation S-K.

SIGNATURES
Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Pure Storage, Inc.
(Registrant)

By:	/s/ Charles H. Giancarlo
Charles H. Giancarlo
Chief Executive Officer
April 2, 2018